Exhibit 99.1
Clear Channel Outdoor Holdings, Inc. Reports Results
for the Third Quarter of 2025
----------------
San Antonio, TX, November 6, 2025 – Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) (the “Company”) today reported financial results for the quarter ended September 30, 2025.
“During the third quarter, we delivered consolidated revenue growth of 8.1%, reflecting strong performance across both our America and Airports segments. This quarter’s results provide continued evidence that we are executing on our four-pillar growth strategy outlined at our recent Investor Day,” said Scott Wells, Chief Executive Officer of Clear Channel Outdoor Holdings, Inc. “We saw growth in key markets, including New York and San Francisco, across both national and local sales channels, and in digital and programmatic sales, all while strengthening our balance sheet.”
Mr. Wells continued, “With the announcement of our agreement to sell our Spanish business, we have set the stage to finish the journey to focus and de-risk our portfolio as a simplified U.S. pure-play business. We are at a pivotal moment, with favorable industry trends, our irreplaceable premium inventory and strong digital capabilities working together to create a meaningful growth opportunity. We expect that opportunity to fuel Adjusted EBITDA growth over the next several years, which should accelerate our cash flow flywheel and enable further debt paydown. We expect this will lead to the value creation we’ve spoken about previously and will discuss on our call.”
Financial Highlights:
Financial highlights for the third quarter of 2025 as compared to the same period of 2024:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Consolidated Revenue	$405,637	$375,188	8.1%	$1,142,625	$1,078,511	5.9%
Loss from Continuing Operations	(49,587)	(28,074)	76.6%	(98,558)	(122,712)	(19.7)%
Consolidated Net Income (Loss)[1,2]	(58,849)	(31,556)	86.5%	15,013	(159,273)	NM
Adjusted EBITDA[3]	132,515	120,979	9.5%	340,330	330,953	2.8%
AFFO[3]	30,472	18,749	62.5%	35,426	21,750	62.9%
1Includes income (loss) from discontinued operations.
2Percentage changes that are so large as to not be meaningful have been designated as “NM.”
3This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
International Sales Processes:
On September 7, 2025, we entered into a definitive agreement to sell our business in Spain to Atresmedia Corporación de Medios de Comunicación, S.A. for a purchase price of €115 million, or approximately $134.9 million based on the prevailing exchange rate as of September 30, 2025, subject to customary adjustments. The transaction is expected to close by early 2026, upon satisfaction of regulatory approval. We intend to use the anticipated net proceeds from the sale, after payment of transaction-related fees and expenses, to further reduce our outstanding debt.
On October 1, 2025, we completed the sale of our business in Brazil to Publibanca Brasil S.A., an affiliate of Eletromidia S.A., for a purchase price of $15.0 million, subject to certain customary adjustments. We intend to use the net proceeds from the sale, after payment of transaction-related fees and expenses, to improve liquidity and increase financial flexibility as permitted under our debt agreements.
Both businesses, along with other international businesses previously sold, are classified as discontinued operations.

Debt Activity:
On August 4, 2025, we closed a $2.05 billion private offering of senior secured notes. We used the net proceeds, together with cash on hand, to redeem $2.0 billion of our existing senior secured notes due 2027 and 2028, further extending our debt maturity profile. Refer to the “Liquidity and Financial Position” section of this earnings release for further detail.
Guidance:
Fourth Quarter 2025 Outlook:
We expect the following results for the fourth quarter of 2025:

	Fourth Quarter of 2025		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue	$441	$456	3%	7%
America	322	332	4%	7%
Airports	119	124	3%	7%
Full-Year 2025 Outlook:
For full-year 2025, we have updated our guidance, most recently issued on August 5, 2025, to reflect a narrower revenue range and expected improvements in Adjusted Funds from Operations (“AFFO”)1. Guidance for Adjusted EBITDA1 and capital expenditures remains unchanged. Our updated full-year expectations are shown below:

	Full Year of 2025		% change from prior year
(in millions)	Low	High	Low	High
Consolidated Revenue	$1,584	$1,599	5%	6%
America	1,189	1,199	4%	5%
Airports	394	399	9%	10%
Loss from Continuing Operations[2]	(100)	(90)	(19)%	(27)%
Adjusted EBITDA[1]	490	505	3%	6%
AFFO[1,2,3]	85	95	45%	62%
Capital Expenditures[4]	60	70	(26)%	(13)%
1This is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information.
2Due to inherent uncertainty, guidance excludes the impact of any potential future debt repurchases or repayments that may be made with available cash on hand.
3AFFO guidance includes the deduction of maintenance capital expenditures of approximately $21 million to $22 million.
4Represents total capital expenditures, including both maintenance and growth-related discretionary investments.
Expected results, estimates and goals may be impacted by factors outside of the Company’s control, and actual results may be materially different from this guidance. See “Cautionary Statement Concerning Forward-Looking Statements” for further information.

Results:
Revenue:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Revenue:
America	$309,959	$292,821	5.9%	$867,263	$832,805	4.1%
Airports	95,610	82,331	16.1%	275,278	245,476	12.1%
Other	68	36		84	230
Consolidated Revenue	$405,637	$375,188	8.1%	$1,142,625	$1,078,511	5.9%
Revenue for the third quarter of 2025, compared to the same period in 2024:
America: Revenue up 5.9%:
•Driven primarily by the new roadside billboard contract with the Metropolitan Transportation Authority (“MTA”) and improved performance in the San Francisco/Bay Area market
•Growth in both print and digital billboard revenue, driven by new boards (including under the MTA contract) and stronger advertiser demand
•Digital revenue up 6.9% to $113.1 million (from $105.8 million), also benefiting from higher programmatic sales
•National sales represented 36.5% of America revenue
Airports: Revenue up 16.1%:
•Driven by strong advertising demand, led by growth at San Francisco International, the Port Authority of New York and New Jersey, and other major hub airports
•Digital revenue up 37.4% to $57.9 million (from $42.1 million), partially offset by lower print revenue
•National sales represented 63.8% of Airports revenue

Direct Operating and SG&A Expenses1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Direct operating and SG&A expenses:
America	$176,521	$164,553	7.3%	$518,358	$482,571	7.4%
Airports	73,744	65,406	12.7%	214,752	190,485	12.7%
Other	393	628		980	3,452
Consolidated Direct operating and SG&A expenses[2]	$250,658	$230,587	8.7%	$734,090	$676,508	8.5%
1“Direct operating and SG&A expenses” refers to the sum of direct operating expenses and selling, general and administrative expenses.
2Includes restructuring and other costs of $0.4 million and $2.8 million during the three and nine months ended September 30, 2024, respectively.
Direct operating and SG&A expenses for the third quarter of 2025, compared to the same period in 2024:
America: Direct operating and SG&A expenses up 7.3%:
•Site lease expense up 11.5% to $95.7 million (from $85.9 million), largely due to the MTA contract
•Higher employee compensation from additional sales headcount and incentive-based pay
Airports: Direct operating and SG&A expenses up 12.7%:
•Site lease expense up 11.4% to $57.4 million (from $51.5 million), reflecting revenue growth
•Higher employee compensation from additional sales headcount and incentive-based pay
Segment Adjusted EBITDA1:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
America Segment Adjusted EBITDA	$133,441	$128,372	3.9%	$348,913	$350,816	(0.5)%
Airports Segment Adjusted EBITDA	21,866	16,925	29.2%	60,526	55,089	9.9%
1Segment Adjusted EBITDA is a GAAP financial measure calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. See “Supplemental Disclosures” section herein for more information.
Corporate Expenses:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Corporate expenses[1]	$30,282	$31,302	(3.3)%	$81,185	$95,223	(14.7)%
Adjusted Corporate expenses[2]	22,467	24,008	(6.4)%	68,213	73,849	(7.6)%
1Includes restructuring and other costs (reversals) of $1.5 million and $1.3 million during the three months ended September 30, 2025 and 2024, respectively, and $(6.1) million and $4.1 million during the nine months ended September 30, 2025 and 2024, respectively.
2Adjusted Corporate expenses is a non-GAAP financial measure. See “Supplemental Disclosures” section herein for more information, including for a reconciliation of Corporate expenses to Adjusted Corporate expenses.
Corporate expenses decreased 3.3% and Adjusted Corporate expenses decreased 6.4% for the third quarter of 2025, compared to the same period in 2024, primarily due to prior-year legal costs related to property and casualty settlements.

Capital Expenditures:

(In thousands)	Three Months Ended September 30,		% Change	Nine Months Ended September 30,		% Change
	2025	2024		2025	2024
Capital expenditures:
America	$8,236	$13,406	(38.6)%	$26,882	$35,679	(24.7)%
Airports	3,838	3,188	20.4%	8,631	6,634	30.1%
Other	—	—		52	13
Corporate	1,161	1,269	(8.5)%	3,728	3,152	18.3%
Consolidated capital expenditures	$13,235	$17,863	(25.9)%	$39,293	$45,478	(13.6)%
Markets and Displays:
As of September 30, 2025, we operated more than 61,200 print and digital out-of-home advertising displays and had a presence in 81 Designated Market Areas (“DMAs”) in the U.S., including 43 of the top 50 U.S. markets.

	Number of digital displays added (removed), net, in the third quarter	Total number of displays as of September 30, 2025
		Digital	Printed	Total
America[1]:
Billboards[2]	15	1,985	32,555	34,540
Other displays[3]	(1)	518	13,241	13,759
Airports[4]	(6)	2,586	10,390	12,976
Total displays	8	5,089	56,186	61,275
1As of September 30, 2025, our America segment had presence in 28 U.S. DMAs.
2Billboards includes bulletins, posters, spectaculars and wallscapes.
3Other displays includes street furniture and transit displays.
4As of September 30, 2025, our Airports segment operated displays across nearly 200 commercial and private airports in the U.S. and the Caribbean.

Liquidity and Financial Position:
Cash and Cash Equivalents:
As of September 30, 2025, we had $178.3 million of cash and cash equivalents, including $23.3 million held by discontinued operations in Spain and Brazil and $5.2 million held by continuing operations subsidiaries outside the U.S., primarily in the Caribbean.
The following table summarizes our consolidated cash flows for the nine months ended September 30, 2025, including both continuing and discontinued operations:

(In thousands)	Nine Months Ended September 30, 2025
Net cash provided by operating activities	$58,550
Net cash provided by investing activities[1]	544,976
Net cash used for financing activities[2]	(597,315)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,679
Net increase in cash, cash equivalents and restricted cash	$10,890

Cash paid for interest	$282,012
Cash paid for income taxes, net of refunds	$6,905
1Primarily includes $589.2 million of net proceeds from the sales of our former Europe-North segment and former businesses in Mexico, Peru and Chile, net of direct transaction costs paid and cash transferred with the businesses, partially offset by $56.9 million of capital expenditures (including $17.6 million for discontinued operations).
2On March 31, 2025, we used a portion of the net proceeds from the sale of our Europe-North segment businesses to prepay the $375.0 million aggregate principal amount of term loans (the “CCIBV Term Loan Facility”) of Clear Channel International B.V. (“CCIBV”), a former indirect wholly-owned subsidiary of the Company. In the second quarter of 2025, we repurchased $95.7 million of our 7.750% Senior Notes due 2028 (the “7.750% Senior Notes”) and $134.1 million of our 7.500% Senior Notes due 2029 (the “7.500% Senior Notes”) in open market transactions at a discount, for a total cash payment of $203.4 million, including accrued interest and fees. In the third quarter of 2025, we completed a refinancing transaction, issuing $2.05 billion of new senior secured notes and redeeming $2.0 billion of existing senior secured notes, as described in the “Debt” section below.
Debt:
On August 4, 2025, we issued $1,150.0 million aggregate principal amount of 7.125% Senior Secured Notes due 2031 and $900.0 million aggregate principal amount of 7.500% Senior Secured Notes due 2033. We used the net proceeds, together with cash on hand, to fund the full redemption of $1,250.0 million of our 5.125% Senior Secured Notes due 2027 and $750.0 million of our 9.000% Senior Secured Notes due 2028. As a result, the indentures governing the 5.125% and 9.000% Senior Secured Notes were satisfied and discharged. In connection with these transactions, we paid $62.0 million of accrued interest, a $36.1 million redemption premium and $25.6 million of other transaction fees and expenses.
We expect to pay approximately $112 million of cash interest for the remainder of 2025 and approximately $400 million in 2026, including the first interest payments on the 7.125% and 7.500% Senior Secured Notes. These estimates assume no additional debt prepayments, repurchases, refinancings or issuances.
Our next scheduled maturities occur in 2028, when the $899.3 million of our 7.750% Senior Notes and the $425.0 million Term Loan Facility become due. For additional details on our long-term debt, please refer to Table 3 in this earnings release.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and its Subsidiaries:

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$405,637	$375,188	$1,142,625	$1,078,511
Operating expenses:
Direct operating expenses	184,430	167,106	538,489	489,328
Selling, general and administrative expenses	66,228	63,481	195,601	187,180
Corporate expenses	30,282	31,302	81,185	95,223
Depreciation and amortization	43,873	46,222	130,212	130,775
Other operating expense (income), net	107	341	(5,993)	(3,046)
Operating income	80,717	66,736	203,131	179,051
Interest expense, net	(101,053)	(99,662)	(296,440)	(301,477)
Loss on extinguishment of debt, net[1]	(43,752)	—	(14,956)	(2,393)
Other income (expense), net[2]	69	(820)	981	(9,220)
Loss from continuing operations before income taxes	(64,019)	(33,746)	(107,284)	(134,039)
Income tax benefit attributable to continuing operations	14,432	5,672	8,726	11,327
Loss from continuing operations	(49,587)	(28,074)	(98,558)	(122,712)
Income (loss) from discontinued operations[3]	(9,262)	(3,482)	113,571	(36,561)
Consolidated net income (loss)	(58,849)	(31,556)	15,013	(159,273)
Less: Net income attributable to noncontrolling interests	1,245	984	3,078	2,104
Net income (loss) attributable to the Company	$(60,094)	$(32,540)	$11,935	$(161,377)
1During the three months ended September 30, 2025, we recognized a $43.8 million loss on extinguishment of debt related to the August 2025 senior secured notes refinancing. For the nine months ended September 30, 2025, this loss was partially offset by a $28.8 million gain related to the repurchase of our 7.750% and 7.500% Senior Notes in open market transactions at a discount. During the nine months ended September 30, 2024, we recognized a $2.4 million loss related to the prepayment and amendment of the Term Loan Facility.
2Other expense, net, for the nine months ended September 30, 2024 includes $10.0 million of debt modification expense related to the issuance of the 7.875% Senior Secured Notes due 2030 and the associated prepayment and refinancing of the Term Loan Facility.
3Income (loss) from discontinued operations primarily reflects results from our business in Spain, our former business in Brazil (sold October 1, 2025), our former Europe-North segment through its sale (March 31, 2025), and our former businesses in Mexico, Peru and Chile through their sale (February 5, 2025). Results for 2025 also include net gains and losses related to sold and held-for-sale businesses, consisting of a $4.2 million net loss in the third quarter, primarily related to Brazil, and a $127.8 million net gain for the nine-month period, mainly related to the businesses sold in the first quarter.
Weighted Average Shares Outstanding

(In thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Weighted average common shares outstanding – Basic and Diluted	497,030	488,947	494,743	487,155

TABLE 2 - Selected Balance Sheet Information:

(In thousands)	September 30, 2025	December 31, 2024
Cash and cash equivalents	$155,010	$109,707
Total current assets[1]	699,611	1,659,044
Property, plant and equipment, net	442,547	479,987
Total assets[1]	3,760,534	4,804,263
Current liabilities (excluding current portion of long-term debt)[2]	615,294	1,271,630
Long-term debt (including current portion of long-term debt)	5,100,112	5,660,305
Stockholders’ deficit	(3,455,284)	(3,639,783)
1Total current assets and total assets include assets of discontinued operations of $173.0 million and $1,176.0 million as of September 30, 2025 and December 31, 2024, respectively.
2Current liabilities include liabilities of discontinued operations of $109.4 million and $775.2 million as of September 30, 2025 and December 31, 2024, respectively.
TABLE 3 - Total Debt:

(In thousands)	Maturity	September 30, 2025	December 31, 2024
Receivables-Based Credit Facility[1]	June 2030	$—	$—
Revolving Credit Facility[2]	June 2030	—	—
Term Loan Facility	August 2028	425,000	425,000
Clear Channel Outdoor Holdings 5.125% Senior Secured Notes[3]	August 2027	—	1,250,000
Clear Channel Outdoor Holdings 9.000% Senior Secured Notes[3]	September 2028	—	750,000
Clear Channel Outdoor Holdings 7.875% Senior Secured Notes	April 2030	865,000	865,000
Clear Channel Outdoor Holdings 7.125% Senior Secured Notes[3]	February 2031	1,150,000	—
Clear Channel Outdoor Holdings 7.500% Senior Secured Notes[3]	March 2033	900,000	—
Clear Channel Outdoor Holdings 7.750% Senior Notes[4]	April 2028	899,311	995,000
Clear Channel Outdoor Holdings 7.500% Senior Notes[4]	June 2029	905,950	1,040,000
Clear Channel International B.V. Term Loan Facility[5]		—	375,000
Finance leases		3,699	3,974
Original issue discount		(3,917)	(7,313)
Long-term debt fees		(44,931)	(36,356)
Total debt		5,100,112	5,660,305
Less: Cash and cash equivalents		(155,010)	(109,707)
Net debt		$4,945,102	$5,550,598
1As of September 30, 2025, we had $81.7 million of letters of credit outstanding and $118.3 million of remaining excess availability under the Receivables-Based Credit Facility.
2As of September 30, 2025, we had a $7.0 million letter of credit outstanding related to our business in Spain and $93.0 million of remaining excess availability under the Revolving Credit Facility.
3On August 4, 2025, we issued $2.05 billion of new senior secured notes and deposited an amount equal to the net proceeds, together with cash on hand, with the trustee to fund the full redemption of our 5.125% Senior Secured Notes due 2027 and 9.000% Senior Secured Notes due 2028. As a result, the indentures governing these notes were satisfied and discharged. Refer to “Liquidity and Financial Position” above for further detail.
4In the second quarter of 2025, we repurchased $229.7 million aggregate principal amount of our 7.750% and 7.500% Senior Notes in open market transactions at a discount. The repurchased notes are held by the Company and have not been canceled. Refer to “Liquidity and Financial Position” above for further detail.
5On March 31, 2025, we used proceeds from the Europe-North sale to prepay the $375.0 million CCIBV Term Loan Facility. Upon repayment, the related credit agreement was terminated, and all guarantees and collateral were released.

Supplemental Disclosures:
Reportable Segments and Segment Adjusted EBITDA
The Company operates two reportable segments: America (U.S. operations excluding airports) and Airports (U.S. and Caribbean airport operations), with remaining operations in Singapore reported as “Other.” The Company’s European and Latin American businesses are classified as discontinued operations; therefore, their results are excluded from this earnings release, which reflects only continuing operations for all periods presented.
Segment Adjusted EBITDA is the profitability metric reported to the Company's Chief Operating Decision Maker (the Company’s President and Chief Executive Officer) for purposes of allocating resources and assessing segment performance. Segment Adjusted EBITDA is a GAAP financial measure calculated as Revenue less Direct operating expenses and SG&A expenses, excluding restructuring and other costs. Restructuring and other costs include costs associated with cost-saving initiatives such as severance, consulting and termination costs, and other special costs.
Non-GAAP Financial Information
This earnings release includes information that does not conform to U.S. generally accepted accounting principles (“GAAP”), including Adjusted EBITDA, Adjusted Corporate expenses, Funds From Operations (“FFO”) and Adjusted Funds From Operations (“AFFO”). The Company believes these non-GAAP measures provide investors with useful insights into its operating performance, particularly when comparing to other out-of-home advertisers, as these measures are widely used within the industry. Please refer to the reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures below.
The Company defines and uses these non-GAAP measures as follows:
•Adjusted EBITDA is defined as income (loss) from continuing operations, plus: income tax expense (benefit) attributable to continuing operations; non-operating expenses (income), including other expense (income), net, loss (gain) on extinguishment of debt, net, and interest expense, net; other operating expense (income), net; depreciation, amortization and impairment charges; share-based compensation expense; and restructuring and other costs, which include costs associated with cost-saving initiatives such as severance, consulting and termination costs, and other special costs.
The Company uses Adjusted EBITDA to plan and forecast for future periods and as a key performance measure for executive compensation. The Company believes Adjusted EBITDA allows investors to assess the Company’s performance in a way that is consistent with management’s approach and facilitates comparisons to other companies with different capital structures or tax rates. Additionally, the Company believes Adjusted EBITDA is commonly used by investors, analysts and peers in the industry for valuation and performance comparisons.
•Adjusted Corporate expenses is defined as corporate expenses excluding share-based compensation and restructuring and other costs. The Company uses Adjusted Corporate expenses to evaluate core corporate spending and to assist in planning and forecasting for future periods.
•FFO is defined in accordance with the National Association of Real Estate Investment Trusts (“Nareit”) as consolidated net income (loss) before: depreciation, amortization and impairment of real estate; gains or losses from the disposition of real estate; and adjustments to eliminate unconsolidated affiliates and noncontrolling interests.
•AFFO is defined as FFO excluding discontinued operations and before adjustments for continuing operations, including: maintenance capital expenditures; straight-line rent effects; depreciation, amortization and impairment of non-real estate; loss or gain on extinguishment of debt, net, and debt modification expense; amortization of deferred financing costs and note discounts; share-based compensation expense; deferred taxes; restructuring and other costs; transaction costs; and other items such as foreign-exchange transaction gains or losses, adjustments for unconsolidated affiliates and noncontrolling interests, and nonrecurring gains or losses.
Although the Company is not a Real Estate Investment Trust (“REIT”), it competes directly with REITs that present the non-GAAP measures of FFO and AFFO. Therefore, the Company believes that presenting these measures helps investors evaluate its performance on the same terms as its direct competitors. The Company calculates FFO in accordance with Nareit’s definition, which does not restrict presentation of these measures to REITs. Additionally, the Company believes FFO and AFFO are already commonly used by investors, analysts and competitors in the industry for valuation and performance comparisons.
The Company does not use, and you should not use, FFO and AFFO as indicators of the Company’s ability to fund its cash needs, pay dividends or make other distributions. Since the Company is not a REIT, it has no obligation to pay dividends and does not intend to do so in the foreseeable future. Moreover, the presentation of these measures should not be construed as an indication that the Company is currently in a position to convert into a REIT.

These non-GAAP financial measures should not be considered in isolation or as substitutes for the most directly comparable GAAP measures as an indicator of operating performance or the Company’s ability to fund its cash needs. In addition, these measures may not be comparable to similarly named measures presented by other companies.
See reconciliations of loss from continuing operations to Adjusted EBITDA, corporate expenses to Adjusted Corporate expenses, and consolidated net income (loss) to FFO and AFFO in the tables below.
This data should be read in conjunction with the Company’s most recent Annual Report on Form 10-K, Form 10-Qs and Form 8-Ks, available on the Investor Relations page of the Company’s website at investor.clearchannel.com.
Reconciliation of Loss from Continuing Operations to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Loss from continuing operations	$(49,587)	$(28,074)	$(98,558)	$(122,712)
Adjustments:
Income tax benefit attributable to continuing operations	(14,432)	(5,672)	(8,726)	(11,327)
Other expense (income), net	(69)	820	(981)	9,220
Loss on extinguishment of debt, net	43,752	—	14,956	2,393
Interest expense, net	101,053	99,662	296,440	301,477
Other operating expense (income), net	107	341	(5,993)	(3,046)
Depreciation and amortization	43,873	46,222	130,212	130,775
Share-based compensation	6,309	6,019	19,092	17,279
Restructuring and other costs (reversals)[1]	1,509	1,661	(6,112)	6,894
Adjusted EBITDA	$132,515	$120,979	$340,330	$330,953
1Restructuring and other cost reversals for the nine months ended September 30, 2025 includes $10.1 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.
Reconciliation of Corporate Expenses to Adjusted Corporate Expenses

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Corporate expenses	$30,282	$31,302	$81,185	$95,223
Less reconciling items:
Share-based compensation	6,309	6,019	19,092	17,279
Restructuring and other costs (reversals)[1]	1,506	1,275	(6,120)	4,095
Adjusted Corporate expenses	$22,467	$24,008	$68,213	$73,849
1Restructuring and other cost reversals for the nine months ended September 30, 2025 includes $10.1 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.

Reconciliation of Consolidated Net Income (Loss) to FFO and AFFO

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2025	2024	2025	2024
Consolidated net income (loss)	$(58,849)	$(31,556)	$15,013	$(159,273)
Depreciation and amortization of real estate	39,169	50,754	116,302	144,069
Net loss (gain) on disposition of real estate (excludes condemnation proceeds)[1]	4,900	1,085	(132,641)	(2,573)
Impairment of real estate[2]	—	—	—	16,808
Adjustment for unconsolidated affiliates and non-controlling interests	(1,727)	(1,328)	(4,632)	(3,601)
Funds From Operations (FFO)	(16,507)	18,955	(5,958)	(4,570)
Less: FFO from discontinued operations	(4,803)	5,501	(19,080)	8,541
FFO from continuing operations	(11,704)	13,454	13,122	(13,111)
Capital expenditures–maintenance	(4,575)	(5,564)	(15,186)	(15,994)
Straight-line rent effect	(1,287)	(296)	(3,999)	(558)
Depreciation and amortization of non-real estate	4,704	4,001	13,910	13,441
Loss on extinguishment of debt, net, and debt modification expense	43,752	—	14,956	12,360
Amortization of deferred financing costs and note discounts	2,366	2,290	7,088	7,180
Share-based compensation	6,309	6,019	19,092	17,279
Deferred taxes	(13,198)	(6,333)	(9,989)	(12,818)
Restructuring and other costs (reversals)[3]	1,509	1,661	(6,112)	6,894
Transaction costs for structural initiatives and financial advisory services	531	884	1,267	4,332
Other items	2,065	2,633	1,277	2,745
Adjusted Funds From Operations (AFFO)	$30,472	$18,749	$35,426	$21,750
1Net gain on the disposition of real estate for the nine months ended September 30, 2025 includes a net gain of $127.8 million related to sold and held-for-sale businesses, primarily from the sales of our former businesses in Mexico, Peru, Chile and our Europe-North segment businesses.
2Impairment charges for the nine months ended September 30, 2024 relate to the impairment of long-lived assets in certain of our Latin American businesses.
3Restructuring and other cost reversals for the nine months ended September 30, 2025 includes $10.1 million in insurance proceeds related to the ongoing recovery of certain amounts previously incurred in connection with a resolved legal matter.

Reconciliation of Loss from Continuing Operations Guidance to Adjusted EBITDA Guidance

	Full Year of 2025
(in millions)	Low	High
Loss from continuing operations[1]	$(100)	$(90)
Adjustments:
Income tax benefit attributable to continuing operations	(8)	(8)
Other income, net	(2)	(2)
Loss on extinguishment of debt, net[1]	15	15
Interest expense, net[1]	396	399
Other operating income, net	(6)	(5)
Depreciation and amortization	174	174
Share-based compensation	25	26
Restructuring and other cost reversals	(4)	(4)
Adjusted EBITDA	$490	$505
1Due to inherent uncertainty, guidance excludes the impact of any potential future debt repurchases or repayments that may be made with available cash on hand.
Reconciliation of Loss from Continuing Operations Guidance to AFFO Guidance

	Full Year of 2025
(in millions)	Low	High
Loss from continuing operations[1]	$(100)	$(90)
Depreciation and amortization of real estate	155	155
Net loss on disposition of real estate (excludes condemnation proceeds)	1	1
Adjustment for unconsolidated affiliates and non-controlling interests	(6)	(6)
FFO from continuing operations	50	60
Capital expenditures–maintenance	(21)	(22)
Straight-line rent effect	(3)	(4)
Depreciation and amortization of non-real estate	19	19
Loss on extinguishment of debt, net[1]	15	15
Amortization of deferred financing costs and discounts[1]	10	10
Share-based compensation	25	26
Deferred taxes	(10)	(10)
Restructuring and other cost reversals	(4)	(4)
Other items	4	5
Adjusted Funds From Operations (AFFO)[1]	$85	$95
1Due to inherent uncertainty, guidance excludes the impact of any potential future debt repurchases or repayments that may be made with available cash on hand.
Conference Call
The Company will host a conference call to discuss these results on November 6, 2025, at 8:30 a.m. Eastern Time. A live audio webcast of the conference call, along with details on how to register, will be available on the “Events & Presentations” section of the Company’s investor website (investor.clearchannel.com) or at the following link: clear-channel-outdoor-q3-2025-earnings-call.open-exchange.net/registration. A replay of the webcast will be available after the live conference call on the same section of the investor website.

About Clear Channel Outdoor Holdings, Inc.
Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is at the forefront of driving innovation in the out-of-home advertising industry. Our dynamic advertising platform is broadening the pool of advertisers using our medium through the expansion of digital billboards and displays and the integration of data analytics and programmatic capabilities that deliver measurable campaigns that are simpler to buy. By leveraging the scale, reach and flexibility of our diverse portfolio of assets, we connect advertisers with millions of consumers every month.
For further information, please contact:
Laura Kiernan
Vice President of Investor Relations
(914) 598-7733
InvestorRelations@clearchannel.com
Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this earnings release are considered “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. and its subsidiaries (the “Company”) to differ materially from any future results, performance, achievements, guidance, goals and/or targets expressed or implied by such forward-looking statements. Words such as “guidance,” “believe,” “expect,” “anticipate,” “estimate,” “forecast,” “goals,” “targets” and similar terms are used to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements, including, but not limited to: our guidance, outlook, mid-term or long-term forecasts, goals or targets; our business plans and strategies and the expected benefits of business initiatives; the effects of tariffs and views on the macroeconomic environment; expectations regarding the pending sale of our business in Spain, including the expected proceeds and use of those proceeds; expectations about certain markets and potential improvements; industry and market trends; expectations surrounding our cash flow; our ability to retain new and existing customers and maintain bookings; and our liquidity. These statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond our control and difficult to predict.
Various risks that could cause actual results to differ from those expressed by the forward-looking statements included in this earnings release include, but are not limited to: the failure to satisfy the conditions to close, or otherwise close, the transaction to sell our business in Spain; continued economic uncertainty, an economic slowdown or a recession, including as a result of increased and proposed tariffs, retaliatory trade regulations and policies, and uncertainty in the financial and capital markets; our ability to generate enough cash to service our debt obligations and fund our operations, business strategy and capital expenditures; the impact of our substantial indebtedness, including the effect of leverage on our financial position and earnings; the difficulty, cost and time required to implement our strategy, and the fact that we may not realize the anticipated benefits therefrom; volatility of our stock price; our ability to continue to comply with the applicable listing standards of the New York Stock Exchange, including the minimum bid price requirement, and any subsequent failure to timely resume compliance within any applicable cure period; changes in laws or regulations and tax structures; our ability to obtain and renew key contracts with municipalities, transit authorities and private landlords; intense competition and potential changes in our market share; regulations and consumer concerns regarding privacy, digital services, data protection and artificial intelligence; breaches of our information security; failure to accurately estimate industry and Company forecasts and to maintain bookings; restrictions on out-of-home advertising of certain products; environmental, health, safety and land use laws and regulations; the impact of the recent dispositions of our Europe-North segment and Latin America businesses and the impact of the potential sale of our business in Spain, as well as other strategic transactions or acquisitions; third-party claims of intellectual property infringement, misappropriation or other violation against us or our suppliers; the impacts on our stock price as a result of future sales of common stock, or the perception thereof, and dilution resulting from additional capital raised through the sale of common stock or other equity-linked instruments; restrictions in our debt agreements that limit operational flexibility; challenges regarding our use of artificial intelligence to enhance operational efficiency and support decision-making across key areas of our business; the effect of credit ratings downgrades; our reliance on senior management and key personnel; continued scrutiny and shifting expectations from government regulators, municipalities, investors, lenders, customers, activists and other stakeholders; and other factors set forth in our SEC filings. You should not place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this earnings release. For a more comprehensive discussion of risks, see the “Item 1A. Risk Factors” section of the Company’s reports filed with the SEC, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024. The Company does not undertake any obligation to update or revise any forward-looking statements because of new information, future events or otherwise, except as required by law.